EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-55180, 333-63268, 333-68718, 333-81290,
333-104402, 333-108529) of Paid, Inc. of our report dated February 20, 2004, on our audit of the consolidated financial statements of Paid, Inc., which report appears in the December 31, 2003 annual report on Form 10-KSB of Paid, Inc.


Carlin, Charron & Rosen, LLP

Worcester, Massachusetts
March 26, 2004